UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Sprott ESG Gold ETF
(Exact name of registrant as specified in its charter)
Delaware	86-6647708
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
320 Post Road, Suite 230 Darien, CT	06820
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units of Beneficial Interest	NYSE Arca, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-264576 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.	Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest (the “Shares”), no par value, of Sprott ESG Gold ETF (the “Trust”), to be registered hereunder is set forth in the section entitled “Description of the Trust—The Shares” in the prospectus contained in the Trust’s Registration Statement under the Securities Act of 1933 (the “Securities Act”) on Form S-1/A filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2022 (Commission File No. 333-264576), which description is incorporated herein by reference as filed with the Securities and Exchange Commission, including any forms of prospectuses filed by the Trust pursuant to Rule 424(b) under the Securities Act.
The Shares to be registered hereunder have been approved for listing on the NYSE Arca, Inc. under the symbol “SESG”.
Item 2.	Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

July 27, 2022	Sprott ESG Gold ETF

By: Sprott Asset Management, LP, as Sponsor of the Trust

	By:	/s/ Whitney George
	Name:	Whitney George
	Title:	Director